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                                                                       Exhibit 8


                      [MUNGER, TOLLES & OLSON LETTERHEAD]



                               November 22, 1996


Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131

Gentlemen:


        You have requested our opinion regarding the United States federal income tax characterization of the Notes being offered in connection with the Registration Statement on Form S-3, Registration No. 33-30570, as filed with the Securities and Exchange Commission on August 30, 1989 by Berkshire Hathaway Inc., as amended by Post-Effective Amendment No. 1 to the Form S-3, filed on November 8, 1996, and Post-Effective Amendment No. 2 to the Form S-3, filed on November 22, 1996 (as amended, the "Registration Statement"). Terms used herein and not otherwise defined herein shall have the same meaning as in the Registration Statement.


        In rendering our opinion, we have reviewed the Registration Statement and such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury
Regulations promulgated thereunder by the Treasury Department (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS") and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such Code, Regulations, judicial decisions,
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                                                                      Exhibit 8

                      [MUNGER, TOLLES & OLSON LETTERHEAD]



Berkshire Hathaway Inc.
November 21, 1996
Page 2



administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect our conclusions stated herein. There can be no assurance that a contrary position will not asserted by the IRS.

        Based upon the foregoing, it is our opinion that the Notes will be treated as single debt instruments subject to recently issued U.S. Treasury regulations governing contingent payment debt instruments.


        This opinion is being furnished in connection with the Registration Statement. Any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

        We hereby consent to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,



                                        Munger, Tolles & Olson